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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 11, 1998, except as to the second paragraph to Note 11 which is as of July 10, 1998, relating to the financial statements of Excel Paralubes, which appears in the Information Statement constituting part of the Registration Statement on Form 10 filed by Pennzoil Products Company on September 21, 1998.



PRICEWATERHOUSECOOPERS LLP

Houston, Texas
October 14, 1998